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                                                                   EXHIBIT 10.12

                     DIRECTOR'S INDEMNIFICATION AGREEMENT

This Agreement is made as of January   , 1994, between MicroTrac Systems, Inc.,
a Delaware corporation (the "Company"), and                   , who is a member
of the Company's Board of Directors (the "Director").

In consideration of the Director's agreement to serve as a member of the Company's Board of Directors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby

AGREED:

1. Limitation of Liability. The personal liability of the Director to the Company for monetary damages for breach of fiduciary duty as a director shall be eliminated to the full extent provided in Article NINTH of the Company's Certificate of Incorporation as in effect on the date of this Agreement. In the event that the laws of Delaware are amended to permit such liability to be limited to a greater extent than that provided above, the Company will make its best efforts to cause its Certificate of Incorporation to be amended to provide for the maximum limitation of such liability then permitted under the laws of Delaware.

2. Indemnification.

(a) The Company shall indemnify the Director against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, to the full extent provided in Article VIII of the Company's By-Laws as in effect on the date of this Agreement, a copy of which is attached hereto as Appendix 1, even if such Article VIII is subsequently amended or changed; provided, that nothing herein shall require indemnification in any respect that shall be absolutely prohibited by the laws of the State of Delaware at the time at which such indemnification is sought. In the event that the laws of Delaware are amended to permit such indemnification to be provided to a greater extent than that provided above, the Company will make its best efforts to cause its By-Laws to be amended to provide such indemnification to the maximum extent then permitted under the laws of Delaware.

(b) The Director shall give notice to the Company promptly after the Director has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company, at the Company's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Company, who shall conduct the defense of such claim or litigation, shall be approved by the Director (whose approval shall not unreasonably be withheld), and the Director may participate in such defense at the Director's expense (except for the payment of fees, costs and expenses provided for below), and provided further that the failure of the Director to give notice as provided herein shall not relieve the Company of its obligations under this Agreement, unless such failure to give

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notice shall materially adversely affect the Company in the defense of any such claim or any such litigation. The Company shall not, in the defense of any such claim or litigation, except with the consent of the Director, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Director of a release from all liability in respect to such claim or litigation. Notwithstanding the election of the Company to assume the defense of any such claim or litigation, the Director shall have the right to employ separate counsel and to participate in the defense of such claim or litigation, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel.

(c) The Company will make its best efforts to obtain, within one year of the date of this Agreement, and thereafter maintain in effect directors' liability insurance in an amount of at least $1,000,000 per occurrence, provided the same may be obtained at reasonable cost, as determined by the Company's Board of Directors.

3. General.
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(a) This Agreement shall remain in effect until the expiration of three years after the Director ceases to be a member of the Company's Board of Directors.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have duly executed this

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Agreement as of the date set forth above.

MICROTRAC SYSTEMS, INC.

Director_________________________  By_____________  Its____________

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APPENDIX 1

property or in shares of the Corporation's capital stock. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or

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is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal
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action or proceeding, had no, reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by

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or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this
Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of

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directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and re asonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any 'determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal act ion or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or other enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or

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other enterprise of which such person is or was serving at the request of the
Corporation as a director, officer, employee or agent. The provisions of this
Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections I or 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of
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Delaware for indemnification to the extent otherwise permissible under Sections
1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances ounces because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking to repay such amount by or on behalf of the director, officer, employee or agent requesting such payment

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unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII

Section 7. Non-Exclusivity and Survival of Indemnification. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The indemnification provided by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership,

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joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

Section 9. Meaning of 'Corporation' for Purposes of Article VIII. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE IX
AMENDMENTS

Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by

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